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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated January 19, 2001 incorporated by reference in this Form10-K, included in Form S-8 dated February 23, 1994.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
March 28, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS